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                                                                       EXHIBIT 1

                                VOTING AGREEMENT


            VOTING AGREEMENT, dated as of July 25, 1997, between PRIME HOSPITALITY CORP., a Delaware corporation ("Parent"), and the stockholder of HOMEGATE HOSPITALITY, INC., a Delaware corporation (the "Company"), whose name and signature is set forth on the signature page hereof (the "Stockholder").

                                    RECITALS

            The Company, Parent and PH Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Parent Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which, subject to the terms and conditions of the Merger Agreement, Parent Sub will merge with and into the Company (the "Merger"), and each outstanding share of Company Common Stock, other than shares owned by the Company or Parent or their respective affiliates, will be converted into the right to receive a number of shares of Parent Common Stock, all as more fully set forth in the Merger Agreement.

            As of the date hereof, the Stockholder is the record or beneficial owner of the number of shares of Company Common Stock set forth on the signature page hereof (the "Existing Shares" and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, the "Shares").

            The Stockholder and Parent desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

            To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

            1. Agreement to Vote. The Stockholder hereby agrees that, from and after the date hereof and until the Expiration Date (as defined in Section 3), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, the Stockholder shall vote (or cause to be voted) or act by written consent with respect to the Shares in favor of the adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and the transactions contemplated thereby.
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The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Expiration Date to vote or give instructions in any manner inconsistent with the preceding sentence.

            2. PROXY. THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, AND EACH OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SHARES AS TO THE MATTERS DESCRIBED IN SECTION 1 HEREOF IN ACCORDANCE WITH SECTION 1 HEREOF PRIOR TO THE EXPIRATION DATE. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND THE STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SHARES AS TO THE MATTERS DESCRIBED IN SECTION 1 HEREOF.

            The proxy set forth in this Section shall terminate on the Expiration Date (as defined in Section 3).

            3. Expiration Date. As used herein, the term "Expiration Date" means the earlier of (i) the consummation of the Merger on the Effective Date and (ii) the date the Merger Agreement is terminated pursuant to Article X thereof (unless such Expiration Date shall be extended by the mutual written consent of Parent and the Stockholder).

            4. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:

            (a) If the Stockholder is a corporation, partnership or trust, the Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) If the Stockholder is a corporation, partnership or trust, the Stockholder has all necessary corporate, partnership or trust power and authority (including, if necessary, authority of the beneficial owner of the Shares) to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is a corporation, partnership or trust, the execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or trust action on the part of the Stockholder and, if necessary, the beneficial owner of the Existing Shares or the Shares.


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            (c) This Agreement has been duly executed and delivered by the
     Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Parent) is a valid and binding obligation of the Stockholder (and, if necessary, the beneficial owner of the Shares), enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            (d) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not,
     (i) if the Stockholder is a corporation, partnership or trust, conflict with or violate the Certificate or Articles of Incorporation or By-Laws, or other organizational documents, of the Stockholder or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any encumbrance on any of the properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its properties is bound, except for any thereof that could not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that in any such case could reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Stockholder is subject that in any such case could reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            (f) The Existing Shares are, and (subject to Section 6(d) hereof) the Shares on the record date for the Company


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     Meeting (the "Record Date") and the Effective Date will be, except as set forth on the signature page hereof, owned beneficially or of record by the Stockholder. The Existing Shares constitute all of the shares of Company Common Stock owned of record or (except as set forth on the signature page hereof) beneficially by the Stockholder. Except as indicated on the signature page hereto, the Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock. The Stockholder has (except as set forth on the signature page hereof) sole voting power and sole power of disposition with respect to all of the Existing Shares and (subject to Section 6(d) hereof) will have sole voting power and sole power of disposition with respect to all of the Shares on the Record Date and the Effective Date, with no restrictions other than those set forth herein, subject to applicable federal securities laws, on the Stockholder's rights of disposition pertaining thereto. The Stockholder has good and valid title to the Existing Shares and (subject to Section 6(d) hereof) on the Record Date and the Effective Date will have good and valid title to the Shares, free and clear of all encumbrances, except for those arising under that certain Stockholders' Agreement, dated as of October 29, 1996 among Homegate Hospitality, Inc., and the stockholders of Homegate Hospitality, Inc. listed on the signature pages thereto and that certain Stockholders' Agreement, dated as of October 28, 1996 among Wyndham Hotel Corporation, and the stockholders of Homegate Hospitality, Inc. listed on the signature pages thereto; provided, however, that Parent acknowledges that certain of the Existing Shares may be pledged to Wyndham Management Corporation ("Wyndham") as security for a promissory note to be delivered by Crow Hotel Realty Investors, L.P. to Wyndham on the Effective Date.

            5. Investment Representations of the Stockholder. The Stockholder represents and warrants to, and agrees with, Parent that the Stockholder has reviewed the Merger Agreement and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about the Merger, Parent and the business and prospects of Parent which the Stockholder deems necessary to evaluate the merits and risks related to the Stockholder's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

            6. Agreements of the Stockholder. The Stockholder hereby agrees as follows:

            (a) The Stockholder hereby agrees, while this Agreement is in effect prior to the Expiration Date, and except as contemplated hereby or except with the prior written consent of Parent, not to (i) subject to Section 6(d) hereof, sell, transfer, pledge (except as set forth in


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     Section 4), encumber, assign or otherwise dispose of, enforce the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Existing Shares, or any Shares acquired after the date hereof, or any interest in any of the foregoing, except to Parent, (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust, except to Parent, or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing such Stockholder's obligations under this Agreement, or that would otherwise hinder or delay the Merger. Notwithstanding anything in this
     Section 6 to the contrary, the foregoing shall not restrict any affiliate, partner, director, officer or employee of the Stockholder (or any general partner thereof) who is also a director of the Company from taking actions in such person's capacity as a director of the Company to the extent and in the circumstances permitted by Section 8.9 and Article X of the Merger Agreement.

            (b) The Stockholder hereby agrees, while this Agreement is in effect prior to the Expiration Date, to notify promptly Parent of the number of any new shares of Company Common Stock acquired by the Stockholder, if any, after the date hereof.

            (c) The Stockholder hereby agrees, while this Agreement is in effect prior to the Expiration Date, except with respect to Parent and its affiliates, on or after the date hereof, that the Stockholder shall not initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to any matter described in Section 6(a) hereof or any Alternative Proposal, except to the extent consistent with the actions of officers, directors, employees, agents and representatives pursuant to Section 8.9 of the Merger Agreement.

            (d) The Stockholder may transfer the Shares to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder; provided that such transferee takes such Shares subject to the proxy and other terms and restrictions contained in this Agreement. In such event, such transferee shall be deemed a Stockholder for purposes of this Agreement. Any such transferee shall execute an adoption agreement reasonably acceptable to Parent pursuant to which such transferee agrees to adopt and be bound by the terms of this Agreement.


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            7. Further Assurances. From time to time, at the other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or reasonably desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            8. Survival. The covenants of the parties hereto, and the representations and warranties of the parties hereto, shall survive until the Expiration Date.

            9. Miscellaneous. (a) This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors (including any successor in interest by merger, sale of all or substantially all of the assets or otherwise) and assigns.

            (b) This Agreement may not be amended or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. Parent or the Stockholder may, from time to time, waive (but only in writing), on such terms and conditions as Parent or the Stockholder, as the case may be, may specify in such instrument, any of the requirements of this Agreement. Any such amendment shall be binding upon the parties thereto and any such waiver shall be binding upon Parent or the Stockholder, as the case may be, executing the same. No such waiver shall extend to any subsequent or other event or circumstance or impair any right consequent thereon.

            (c) All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date delivered, if delivered personally, (ii) on the first business day following the deposit thereof with an overnight courier, if sent by overnight courier, and (iii) on the fourth business day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i) if to the Stockholder, to it at its address set forth on the signature page hereof; and


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             (ii)    if to Parent, to it at:

                     Prime Hospitality Corp.
                     700 Route 46 East
                     Fairfield, New Jersey  07007-2700
                     Attention:  President and Chief Executive
                                 Officer

                     with copies to:

                     Willkie Farr & Gallagher
                     One Citicorp Center
                     153 East 53rd Street
                     New York, New York  10022-4669
                     Attention: Jack H. Nusbaum, Esq.


            (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (e) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Chancery Courts of the State of Delaware (and any appellate courts therefrom), this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chancery Courts of the State of Delaware and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

            (f) This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

            (g) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties


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hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            (i) Notwithstanding anything herein to the contrary, no person who is an affiliate, partner, director, officer or employee of the Stockholder (or any general partner thereof) who is, or becomes prior to the Expiration Date, a director of the Company, makes any agreement or understanding herein in his or her capacity as such director, and the agreement set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this Agreement solely in his capacity as the record or beneficial owner of the Shares.


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            IN WITNESS WHEREOF, Parent and the Stockholder have caused this
Agreement to be duly executed as of the day and year first above written.

                                       PRIME HOSPITALITY CORP.



                                       By:___________________________
                                       Name:   John M. Elwood
                                       Title:  Executive Vice
                                               President and Chief
                                               Financial Officer


                                       THE STOCKHOLDER:


                                       By:______________________
                                       Name:
                                       Title:


                                       Number of Existing Shares:

                                       Company Common Stock:



                                       Options, Warrants or other
                                       Rights:

                                       ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________
                                       (Insert Number and Describe)

                                       Address:
                                       ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________


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